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                                                                    Exhibit 99.2

                               CONSENT REVOCATION
                            IMPAC HOTEL GROUP, L.L.C.
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         By executing this Consent Revocation, the undersigned unitholder of Impac Hotel Group, L.L.C. ("Impac") hereby (i)
certifies to Impac that the undersigned delivered to Impac a duly executed consent card by which the undersigned consented to and voted "FOR" the adoption of the proposal set forth below and (ii) revokes the undersigned's consent with respect to the proposal set forth below, to the same extent and with the same power and effect as if the undersigned had withheld consent and voted
"AGAINST" such proposal.

         1.       Approval of the Amended and Restated Agreement and Plan of Merger pursuant to which Servico, Inc. and Impac Hotel
                  Group, L.L.C. will become wholly owned subsidiaries of Lodgian, Inc.

DO NOT COMPLETE THIS CONSENT REVOCATION UNLESS YOU VOTED "FOR" THE FOREGOING PROPOSAL AND NOW WISH TO REVOKE YOUR CONSENT AND
CHANGE YOUR VOTE TO A VOTE "AGAINST" THAT PROPOSAL!

YOU MAY REVOKE YOUR CONSENT AND CHANGE YOUR VOTE ONLY WITH RESPECT TO THE FOREGOING PROPOSAL. CHANGING YOUR VOTE ON THAT PROPOSAL
WILL HAVE NO EFFECT ON THE APPROVAL OF THE OTHER MATTERS FOR WHICH YOUR CONSENT WAS SOLICITED.

                                                               The undersigned acknowledges receipt of the accompanying Supplement to Joint Proxy Statement/Prospectus dated November__, 1998.

                                                               Dated:                                     , 1998
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                                                               Signature of Unitholder(s)

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                                                               Print Name(s)Here

                                                               (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS CONSENT REVOCATION IN THE ENVELOPE PROVIDED
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